Exhibit 5.1

January 8, 2015

Breitburn Energy Partners LP

515 South Flower Street, Suite 4800

Los Angeles, California 90071

RE: BREITBURN ENERGY PARTNERS LP

Ladies and Gentlemen:

We have acted as counsel to Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the registration by the Partnership with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed offer and sale by the selling unitholders (the “Selling Unitholders”) of up to 19,739,092 common units representing limited partner interests in the Partnership (the “Common Units”). We have participated in the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the SEC as of the date hereof.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) a Registration Rights Agreement, dated July 23, 2014, between the Partnership and the Selling Unitholders, relating to the offering and sale of the Common Units by the Selling Unitholders, (ii) the Registration Statement, (iii) the Partnership’s Second Amended and Restated Agreement of Limited Partnership and Amendment No. 1 thereto (as so amended, the “Partnership Agreement”), (iv) the Partnership’s Certificate of Limited Partnership, (v) the Fourth Amended and Restated Limited Liability Company Agreement of Breitburn GP LLC and Amendment No. 1 and Amendment No. 2 thereto, (vi) certain resolutions adopted on July 23, 2014 by the board of directors of Breitburn GP LLC, the general partner of the Partnership, approving and authorizing, among other things, the Registration Rights Agreement and other matters relating to the sale of the Common Units, and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Rights Agreement has been duly authorized and validly executed and delivered by the Selling Unitholders and constitutes a legal, valid and binding obligation of the Selling Unitholders, and that the Selling Unitholders have the requisite organizational and legal power and authority to perform their obligations under the Registration Rights Agreement; (v) each natural person signing any document reviewed by us had the legal capacity to do so; (vi) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity; (vii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws and (viii) the Common Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Common Units proposed to be sold by the Selling Unitholders are validly issued, fully paid (to the extent

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required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)).

The opinion expressed is limited in all respects to the DRULPA and the Delaware Limited Liability Company Act (including, in each case, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.